UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
December 12, 2005
BTU INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17297	04-2781248
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)
23 ESQUIRE ROAD
NORTH BILLERICA, MA 01862-2596
(Address of principal executive offices and zip code)
(978) 667-4111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1 UNDERWRITING AGREEMENT
EX-5.2 OPINION OF ROPES & GRAY LLP

ITEM 8.01. Other Events.
     On December 12, 2005, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (Registration No. 333-129766) of BTU International, Inc. (the “Company”), which permits the Company to issue up to 1,450,000 shares of the Company’s common stock, par value $0.01 per share.
     The Company has filed with the Commission a prospectus dated December 12, 2005. The prospectus contemplates the sale of 1,250,000 shares of the Company’s common stock (1,437,500 shares if the underwriter over-allotment option is exercised in full) pursuant to an underwriting agreement entered into by and between the Company and Needham & Company, LLC dated December 12, 2005 (the “Underwriting Agreement”). The Underwriting Agreement contemplates that these will be sold to the underwriters for $12.285 per share, and the public offering price for such shares will be $13.00 per share. The Company expects to receive approximately $14,956,250 million in net proceeds from the offering, which is subject to closing conditions.
     For incorporation by reference into the Registration Statement, the Company is filing as exhibits to this Report the Underwriting Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the prospectus.
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated December 12, 2005 by and between BTU International, Inc. and Needham & Company, LLC.

5.2	Opinion of Ropes & Gray LLP.

23.3	Consent of Ropes & Gray LLP (included as part of its opinion filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.

Date: December 13, 2005	By:	/s/ Paul J. van der Wansem

Name: Paul J. van der Wansem
Title: Chief Executive Officer

EXHIBIT INDEX
The following designated exhibits are filed herewith:
Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement December 12, 2005 by and between BTU International, Inc. and Needham & Company, LLC.

5.2	Opinion of Ropes & Gray LLP.

23.3	Consent of Ropes & Gray LLP (included as part of its opinion filed herewith).